Exhibit 99.1

July 1, 2008
For Immediate Release

Contact: Scott Howat
Director of Corporate Communications
(734) 827-5421

AFFINIA EXPANDING GLOBAL MANUFACTURING

Acquires One of China’s Premiere Drum & Rotor Manufacturers

ANN ARBOR, MICH. (July 1, 2008) – Affinia Group Inc., a global leader in the on- and off-highway replacement products and services industry, has announced plans to acquire 85 percent of HBM Investment Limited, owner of one of the world’s largest drum and rotor manufacturing companies, Longkou Haimeng Machining Company Limited “Haimeng”.

Haimeng significantly expands Affinia’s worldwide manufacturing capacity for high-quality brake components. The new partnership also provides Affinia with a strategic opportunity for continued market expansion through Haimeng’s current OEM and aftermarket customer base in Asia and Europe.

“This new business venture clearly reinforces our commitment to excelling as a major global manufacturer of aftermarket products,” said Terry McCormack, President and CEO of Affinia. “We have purchased products from Haimeng for a number of years and can attest to the quality of its manufacturing assets and the talent of its staff and management team. The combination of Affinia and Haimeng gives us world-class manufacturing in China, while enhancing our market access for growth around the world. We will be able to offer our global customer base a significant opportunity to improve their inventory turns and Gross Margin Return on Investment (GMROI).”

Haimeng was founded in 1997 and operates more than 1 million square feet of manufacturing facilities in Longkou City, Shandong, China. The privately-held company employs approximately 2,300 in its state-of-the-art manufacturing facilities, complete with extensive research and development capabilities. Haimeng serves both aftermarket and original equipment manufacturers throughout Asia, Europe and North America.

“Our joining forces with Affinia is a win-win,” said Zhang Haibo, President of Haimeng. “We offer manufacturing facilities and technical expertise with a proven track record, while Affinia offers a family of brands recognized the world over. Affinia customers will benefit most of all with expanded access to the quality products, comprehensive services and trusted brands they need.”

Affinia anticipates that the Haimeng agreement will be completed by the end of the third quarter of this year.

“We have been implementing a strategic business plan for Affinia over the past three years to assure the highest-quality products for our customers,” McCormack said. “This new venture with Haimeng is a key element in our continued transformation from a North American-based manufacturing company to a global producer with plants in Europe, Asia, North and South America.”

Affinia Group Inc. is a global leader in the on- and off-highway replacement products and services industry. In North America the Affinia family of brands includes WIX® filters, Raybestos®, AIMCO® and BrakePro® brake products, and McQuay-Norris® and Spicer® Chassis parts. South American and European brands include Nakata®, Filtron®, Urba® and Quinton Hazell®. For more information, visit www.affiniagroup.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include comments concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there is no assurance that these expectations, beliefs and projections will be achieved. With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Such risks, uncertainties and other important factors include, among others: our substantial leverage; limitations on flexibility in operating our business contained in our debt agreements; pricing and import pressures; the shift in demand from premium to economy products; our dependence on our largest customers; changing distribution channels; increasing costs for manufactured components, raw materials, crude oil and energy prices; our ability to achieve cost savings from our restructuring; increased costs in imported products from China and other low cost sources; the consolidation of distributors; risks associated with our non-U.S. operations; product liability and customer warranty and recall claims; changes to environmental and automotive safety regulations; changes to anti-dumping duty rates; risk of impairment to intangibles and goodwill; risk of successful refinancing if required; non-performance by, or insolvency of, our suppliers or our customers; work stoppages or similar difficulties could significantly disrupt our operations, and other labor disputes; challenges to our intellectual property portfolio; and our exposure to a recession. Additionally, there may be other factors that could cause our actual results to differ materially from the forward-looking statements.